UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 6, 2023

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01 Other Events.

On February 6, 2023, (i) Becton, Dickinson and Company (“BD”) entered into an underwriting agreement (the “BD Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein (the “BD Underwriters”), in connection with the offer and sale by BD to the BD Underwriters (the “BD Offering”) of $800,000,000 aggregate principal amount of 4.693% Notes due 2028 (the “BD Notes”) and (ii) Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance”) and an indirect, wholly-owned subsidiary of BD, together with BD, entered into an underwriting agreement (the “Becton Finance Underwriting Agreement”) with Barclays Bank PLC, Citigroup Global Markets Limited and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein (the “Becton Finance Underwriters”, and together with the BD Underwriters, the “Underwriters”) in connection with the offer and sale by Becton Finance to the Becton Finance Underwriters (the “Becton Finance Offering,” and together with the BD Offering, the “Offerings”) of €800,000,000 aggregate principal amount of 3.553% Notes due 2029 (the “Becton Finance Notes”, and together with the BD Notes, the “Notes”).  BD expects that the Offerings will be completed on or about February 13, 2023, subject to customary closing conditions.

BD expects to use the net proceeds from the BD Offering, together with cash on hand, to (a) repay the entire €300 million aggregate principal amount outstanding of its 1.401% Notes due 2023, (b) repay the entire €400 million aggregate principal amount outstanding of its 0.000% Notes due 2023 and (c) pay accrued interest, related premiums, fees and expenses in connection therewith, with any remaining net proceeds to be used for general corporate purposes.  BD and Becton Finance expect to use the net proceeds from the Becton Finance Offering, together with cash on hand, to repay the entire €800 million aggregate principal amount outstanding of Becton Finance’s 0.632% Notes due 2023, and to pay accrued interest, related premiums, fees and expenses in connection therewith, with any remaining net proceeds to be used for general corporate purposes.

To the extent that any of the Underwriters or their respective affiliates own any series of BD’s or Becton Finance’s outstanding debt, such Underwriters or their respective affiliates may receive a portion of the net proceeds from one or both of the Offerings.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the BD Underwriting Agreement and the Becton Finance Underwriting Agreement, copies of which are filed as Exhibit 1.1 and Exhibit 1.2 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated February 6, 2023, by and among Becton, Dickinson and Company and Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named therein.

1.2
Underwriting Agreement, dated February 6, 2023, by and among Becton Dickinson Euro Finance S.à r.l., Becton, Dickinson and Company and Barclays Bank PLC, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC and the several other underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio Senior Vice President and Corporate Secretary

Date: February 7, 2023